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                                                                   EXHIBIT 10.1



                       EXCHANGE AND REPURCHASE AGREEMENT


     This Agreement is entered into as of October 8, 1996 between Harcourt General, Inc. ("Harcourt General") and The Neiman Marcus Group, Inc. ("NMG").

     WHEREAS, Harcourt General owns all of NMG's outstanding preferred stock consisting of 500,000 shares of 9 1/4% Cumulative Redeemable Preferred Stock which has an aggregate stated value of $50,000,000 (the "9 1/4% Preferred Stock") and 1,000,000 shares of 6% Cumulative Convertible Preferred Stock which has an aggregate stated value of $374,922,867 (the "6% Preferred Stock and, together with the 9 1/4% Preferred Stock, the "Preferred Stock");

     WHEREAS, Harcourt General and NMG desire to engage in a transaction (the "Exchange and Repurchase") pursuant to which NMG will repurchase from Harcourt General all of the Preferred Stock at an aggregate price (the "Total Purchase Price") of $416,424,410, representing 98% of the aggregate stated value of the Preferred Stock;

     WHEREAS, to partially fund the Total Purchase Price, NMG intends to sell 8,000,000 to 9,200,000 shares of its Common Stock, $.01 par value per share (the "Common Stock"), to the public in an offering (the "Offering") registered with the Securities and Exchange Commission (the "SEC") on an appropriate Registration Statement form (the "Registration Statement").

     WHEREAS, the Total Purchase Price will be paid with $281,424,410 in cash (the "Cash Payment") and the remainder with that number of shares of Common Stock (the "Exchange Shares") equal to (a) $135,000,000 divided by (b) the per share offering price to the public (the "Offering Price") in the Offering.

     NOW THEREFORE, in consideration of the foregoing and the other mutual covenants contained herein, the adequacy of which consideration the parties hereby acknowledge, the parties agree as follows:

1.   TERMS OF TRANSACTION
     --------------------

     1.1. EXCHANGE AND REPURCHASE. Subject to the terms and conditions herein set forth, NMG shall purchase from Harcourt General, and Harcourt General will transfer to NMG, all of the Preferred Stock in exchange for the Total Purchase Price. On the Offering Date (as defined in Section 1.2 below) NMG shall pay to Harcourt General the lesser of the net proceeds to the Company of the Offering and $260,000,000 (the "Advance Payment") by wire transfer as an advance payment against the Cash Payment. At the Closing (as defined in


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Section 1.2 below), NMG shall also pay Harcourt General in cash an amount equal to the sum of (a) the accrued and unpaid dividends on the Preferred Stock through the Offering Date (the "Dividend Payment"), (b) the difference between the Cash Payment and the Advance Payment (the "Closing Cash Payment"), and (c) interest on the Dividend Payment and the Closing Cash Payment from the Offering Date through the Closing at a rate of 5% per annum calculated on the basis of a 365 day year for the actual number of days elapsed (the "Interest Payment").

     1.2. CLOSING. A closing (the "Closing") of the Exchange and Repurchase shall take place at the offices of NMG at 27 Boylston Street, Chestnut Hill, Massachusetts on the later of November 12, 1996 and the date of the closing of the sale by NMG to the underwriters of shares of Common Stock in connection with the Offering (the "Offering Date") or at such other place and time as the parties shall mutually agree. At the Closing, NMG shall deliver to Harcourt General (a) the Dividend Payment, the Closing Cash Payment and the Interest Payment by wire transfer and (b) certificates issued in the name of Harcourt General representing the Exchange Shares, provided that in lieu of any fractional share that would otherwise be issuable by NMG as part of the Total Purchase Price, NMG shall increase the Closing Cash Payment by the product of such fraction multiplied by the Offering Price. At the Closing, Harcourt General shall deliver to NMG certificates representing all of the Preferred Stock duly endorsed for transfer to NMG. At the Closing, the parties will deliver such other documents or instruments that may be required by this Agreement to be delivered at the Closing.

2.   REPRESENTATIONS OF NMG.
     ----------------------

     2.1. ORGANIZATION AND AUTHORIZATION. NMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement is the valid and binding obligation of NMG, enforceable against NMG in accordance with its terms. The execution, delivery and performance of this Agreement by NMG and the issuance of the Exchange Shares have been duly authorized by all necessary corporate action.

     2.2. EFFECT OF TRANSACTIONS. The execution, delivery and performance of this Agreement by NMG and compliance with the provisions hereof by NMG, do not and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under any of NMG's charter documents or any instrument, document or agreement to which NMG is party.

     2.3. GOVERNMENTAL CONSENTS. No consent, approval or authorization of, or designation, declaration or filing with, any federal or state governmental authority (except for any of the same required under federal or state securities laws in connection with the Offering) is required on the part of NMG in connection with the repurchase of the Preferred Stock or the issuance of the Exchange Shares or the consummation of any other transaction contemplated hereby, and no other consent of any third party (except for consents which will be obtained by NMG prior to Closing) is required for the consummation by NMG of any of the transactions


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contemplated hereby.

     2.4. EXCHANGE SHARES. As of the Closing, the Exchange Shares will be duly and validly authorized, and when delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

3.   REPRESENTATIONS OF HARCOURT GENERAL.
     -----------------------------------

     3.1. ORGANIZATION AND AUTHORIZATION. Harcourt General is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement is the valid and binding obligation of Harcourt General, enforceable against Harcourt General in accordance with its terms. The execution, delivery and performance of this Agreement by Harcourt General have been duly authorized by all necessary corporate action.

     3.2. EFFECT OF TRANSACTIONS. The execution, delivery and performance of this Agreement by Harcourt General and the compliance with the provisions hereof by Harcourt General, do not and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under any of Harcourt General's charter documents or any instrument, document or agreement to which Harcourt General is a party.

     3.3. GOOD TITLE. Harcourt General has, and immediately prior to the Closing will have, good and marketable title to the Preferred Stock and authority to transfer and deliver such Preferred Stock free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever, (collectively, "Adverse Claims") and upon delivery to NMG of the Preferred Stock and payment by NMG to Harcourt General of the Total Purchase Price, NMG will acquire good and marketable title thereto, free and clear of all Adverse Claims, other than restrictions imposed on the Preferred Stock through action of NMG.

     3.4. GOVERNMENTAL CONSENTS. No consent, approval or authorization of, or designation, declaration or filing with, any federal or state governmental authority is required on the part of Harcourt General in connection with the valid sale to NMG of the Preferred Stock or the performance by Harcourt General of any other transaction contemplated hereby, and no other consent of any third party (except for consents which will be obtained by Harcourt General prior to Closing) is required for the consummation by Harcourt General of any of the transactions contemplated hereby.

4. NMG COVENANT. Subject to NMG's rights to terminate this Agreement pursuant to Section 6.1 hereof, NMG covenants to use its best efforts to consummate the Offering, including without limitation, the effectuation of the registration under the Securities Act of 1933, as amended, of an underwritten public offering of not less than 8,000,000 shares of Common Stock.


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5.   CONDITIONS TO CLOSING.
     ---------------------

     5.1. CONDITION TO NMG'S OBLIGATIONS. NMG's obligation to purchase the Preferred Stock at the Closing for the Total Purchase Price in accordance with the terms of this Agreement is subject to fulfillment of the following conditions on or prior to the Closing, any of which conditions may be waived by
NMG:

          (a) The representations and warranties made by Harcourt General in
     Section 3 hereof shall be true and correct in all material respects when made and as of the Closing and all agreements and conditions contained in this agreement to be performed by Harcourt General on or prior to the Closing shall have been performed or complied with in all material respects.

          (b) All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by NMG.

          (c) NMG shall have consummated the Offering.

          (d) On the date of the Closing, NMG shall have sufficient funds available to pay the Closing Cash Payment, the Dividend Payment and the Interest Payment.

     5.2. CONDITIONS TO HARCOURT GENERAL'S OBLIGATIONS. Harcourt General's obligations to sell and convey the Preferred Stock at the Closing is subject to the fulfillment of the following conditions on or prior to the Closing, any of which conditions may be waived by Harcourt General:

          (a) The representations and warranties made by NMG in Section 2 hereof shall be true and correct in all material respects when made and as of the Closing, and all agreements and conditions contained in this Agreement to be performed by NMG on or prior to the Closing shall have been performed or complied with in all material respects.

          (b) All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by Harcourt General.

6.   MISCELLANEOUS.
     -------------

     6.1. TERMINATION. This Agreement may be terminated by either party if the Closing has not occurred prior to March 31, 1997. This Agreement may be terminated prior to the time a registration statement relating to the Offering has been declared effective by the SEC:


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          (a) by Harcourt General, if the reported last sale price of the Common
     Stock on the New York Stock Exchange ("NYSE") is equal to or greater than the "Conversion Price" (as such term is defined in the Certificate of Designation relating to the 6% Preferred Stock on file with the Secretary of State of the State of Delaware) for five consecutive NYSE business days;

          (b) by NMG, if the reported last sale price of the Common Stock on the NYSE is less than $28 for five consecutive NYSE business days; and

          (c) by NMG, if Bear Stearns & Co. Inc. withdraws its opinion given to a special committee of NMG's Board of Directors that the transaction is fair from a financial point of view to the public shareholders of NMG.

     If this Agreement is terminated pursuant to this Section 6.1 after the payment to Harcourt General of the Advance Payment, Harcourt General shall return the Advance Payment with interest from the date of the payment of the Advanced Payment to Harcourt General through the date repaid at a rate of 5% per annum calculated on the basis of a 365 day year for the actual number of days elapsed.

     6.2. EXPENSES. Each party shall bear all expenses that such party incurs in connection with this Agreement and the transactions contemplated hereby.

     6.3. NOTICES. All notices, requests, demands and other communications hereunder must be in writing and given by prepaid certified mail, return receipt requested or delivered personally to the receiving party's principal executive office.

     6.4. GENERAL. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby, supersedes all prior oral or written communications, and may not be changed or terminated orally. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors, assigns and legal representatives of the parties hereto. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. This Agreement shall be construed and enforced as a contract under seal in accordance with, and the rights of the parties shall be governed by, the domestic substantive laws of The Commonwealth of Massachusetts.


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     IN WITNESS WHEREOF, each of the parties hereto have caused the execution of this Agreement by its duly authorized officers.

                                     THE NEIMAN MARCUS GROUP, INC.



                                     By:
                                        -------------------------------------
                                     Title:
                                           ----------------------------------
                                     Date:
                                           ----------------------------------


                                     HARCOURT GENERAL, INC.



                                     By:
                                        -------------------------------------
                                     Title:
                                           ----------------------------------
                                     Date:
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